Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Inquiries:	Karen King
847/585-3899

Media Inquiries:	Pattie Overstreet-Miller
847/851-7351

Career Education Corporation’s American InterContinental University

Provides Accreditation Update

Hoffman Estates, IL (January 17, 2006) – Career Education Corporation (NASDAQ: CECO) today announced that American InterContinental University (AIU) has received the official action letter from its accreditor, the Commission on Colleges (COC) of the Southern Association of Colleges and Schools.  As previously reported, the COC placed AIU on a one-year probation in December, 2005.

“Since receiving the Special Committee assessment in September, 2005, we have been working closely with the COC to execute a comprehensive plan to address their recommendations,” said Dr. George Miller, chief executive officer, American InterContinental University.  “We have put together a comprehensive action plan and will continue working under their guidance, respecting the confidentiality and privacy of the relationship with our accreditor.  Providing our students with high-quality education remains, as always, our fundamental priority.”

AIU will document its continuous improvement over the next nine months and provide the COC with a monitoring report in September, prior to a scheduled October, 2006 Special Committee onsite visit.  The Special Committee will verify the information shared in the report during its onsite visit.

AIU will have an opportunity to respond to any remaining unresolved recommendations following the October Special Committee visit before the December, 2006 annual meeting of the COC where AIU’s probation status will be reviewed.

“While AIU will move forward under the capable leadership of its own central administration, I and the other members of our board are completely committed to the goals of the university to address all the recommendations that the COC has identified and to comply fully with the spirit of the accreditation process,” said Jack Larson, president and chief executive officer of Career Education Corporation.  “Our primary goal is to support our schools and our students.”

About Career Education Corporation

Career Education Corporation (www.careered.com) Career Education Corporation (www.careered.com), through its colleges, schools and universities, offers quality higher education to more than 100,000 students both on-campus and online in a variety of career-oriented disciplines.  CEC reports and discusses its operating results in two separate segments: the Colleges, Schools and Universities segment, which represents the results of the campuses providing education on-ground, and the Online Education Group, which represents the results of its campuses providing education online.

The Colleges, Schools and Universities segment includes more than 70,000 students attending one of 80-plus campuses owned by CEC.  The on-ground campuses are located throughout the U.S., Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral degree, master’s degree, bachelor’s degree, associate degree, and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.

The Online Education Group segment includes more than 30,000 students attending the web-based virtual campuses of either American InterContinental University Online or Colorado Technical University Online.  The online campuses of these two universities collectively offer a variety of degrees in information technology, computer science, business, visual communication, health sciences, criminal justice, and education.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission.

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